                                                                    EXHIBIT 23.2

           [LETTERHEAD OF PETER MESSINEO CERTIFIED PUBLIC ACCOUNTANT]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I  consent  to the  inclusion  in the  Prospectus,  of which  this  Registration
Statement on Form S-1,  amendment 1 is a part,  of the report dated  January 17,
2012, except for note 3 as to which the date is March 13, 2012,  relative to the financial  statements  of Introbuzz  as of December  31, 2011,  2010 and for the
period May 1, 2008 (date of inception) through December 31, 2011.

I also consent to the  reference to my firm under the caption  "Experts" in such
Registration Statement.

/s/ Peter Messineo, CPA
--------------------------------
Peter Messineo, CPA
Palm Harbor Florida
March 20, 2012